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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

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
[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Figgie International
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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                       SUPPLEMENT MAILED ON MAY 11, 1998
                  TO PROXY STATEMENT MAILED ON APRIL 17, 1998

Dear Fellow Stockholders:

     As you know by now, our upcoming annual meeting of stockholders is to be held at the auditorium at our new corporate headquarters, 5875 Landerbrook Drive, Mayfield Heights, Ohio 44124 on May 20, 1998 at 1:00 p.m. (Eastern). Our proxy statement for this meeting was mailed to you on April 17, 1998.

     The purpose of this letter is to supplement the information contained in the latest proxy statement. As you may know, Richard B. Blum & Associates
(RCBA), a long term strategic equity investment firm based in San Francisco, has agreed to purchase the holdings of the Figgie Family Group in a privately negotiated transaction which brings RCBA's ownership to approximately 6 percent of our Class A common stock and approximately 30 percent of our Class B common stock. RCBA has a strong track record of assisting management teams with the implementation of growth strategies.

     Accordingly, effective May 11, 1998, the Board determined to increase the size of the Board of Directors to seven, and to appoint N. Colin Lind, a managing director of RCBA, to fill the vacancy to serve for a term to continue until the annual meeting of the company's stockholders, which is held in the year 2000. Mr. Lind, 42, is a seasoned investment professional whose wealth of acquisition experience will be a valuable addition to our Board. Mr. Lind has been associated with RCBA since 1986. We believe RCBA's involvement in this company will further strengthen our ability to improve our long-term return to stockholders.

     On behalf of the Board of Directors and my management team, I thank you for your continued support and look forward to seeing you at our May 20(th) meeting.

Sincerely,

Glen W. Lindemann
President and Chief Executive Officer